Exhibit 99.1

November 15, 2011

To Our Shareholders:

The Independent Bank Corporation Board of Directors has adopted a Tax Benefits Preservation Plan.  The purpose of the plan is to protect the Company's ability to use its deferred tax assets (such as net operating loss carry forwards) to offset future taxable income and reduce future federal income tax liability.  The plan is similar to tax benefit preservation plans adopted by other public companies with deferred tax assets.

The Company's ability to use these deferred tax assets would be substantially limited if there is an "ownership change" as defined under federal tax rules.  The plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person who is not already a 5% shareholder from becoming a 5% shareholder of the Company (with certain limited exceptions).  There is no guarantee, however, that the plan will prevent the Company from experiencing an ownership change or otherwise work to protect the deferred tax assets.

As a result of the adoption of the plan, each shareholder of record on November 15, 2011, will receive a dividend of one right to purchase certain securities of the Company upon the occurrence of certain events for every share of common stock owned by the shareholder.  These rights are initially "attached" to your common stock and will trade with your common stock. The rights are initially "out-of-the-money," meaning they have no independent value to you. The rights will detach from the common stock and become exercisable and valuable only under certain circumstances.  The rights are not taxable to you or the Company and will not change the way in which the Company's shares are traded.  The sole purpose of the rights is to discourage someone from acquiring stock that would result in an "ownership change" under federal tax rules.

The federal tax rules at issue and the provisions of the plan are extremely complex.  I am enclosing a summary description outlining the principal terms of the plan, which I urge you to read.  We expect that the adoption of the plan and the issuance of the rights described above will be a non-event for our shareholders, except for shareholders who may be interested in acquiring beneficial ownership of 5% or more of our outstanding stock.  Those shareholders are encouraged to contact the Company or seek legal counsel before making any additional acquisition of shares.

If you have any questions regarding the plan, please feel free to contact me.  Thank you for your continued support of the Company.

Sincerely,

Michael M. Magee Jr.
Chief Executive Officer

Enclosure

INDEPENDENT BANK CORPORATION
TAX BENEFITS PRESERVATION PLAN
DATED NOVEMBER 15, 2011

SUMMARY OF TERMS

Purpose of Plan
The purpose of the Tax Benefits Preservation Plan (the "Plan") described in this summary of terms is to preserve the value of certain deferred tax assets ("Tax Benefits") of Independent Bank Corporation (the "Company") for U.S. federal income tax purposes.

Issuance of Rights
The Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") in respect of each share of common stock of the Company (the "Common Stock") outstanding at the close of business on November 15, 2011 (the "Record Date") or to become outstanding between the Record Date and the earlier of the Distribution Date (as such term is defined below) and the date the Plan terminates.

Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/1000 of a share of Series C Junior Participating Preferred Stock, no par value per share (the "Preferred Stock").

Prior to the Distribution Date, the Rights will be evidenced by, and trade with, the Common Stock and will not be exercisable. After the Distribution Date, the Company will cause the rights agent to mail rights certificates to shareholders and the Rights will trade independently of the Common Stock.

Distribution Date; Separation of Rights
Rights will separate from the Common Stock and become exercisable following the close of business on the 10th business day (the "Distribution Date") following the earlier of a Shares Acquisition Date and a Tender Offer Date, defined as follows:

•
"Shares Acquisition Date" means the date of the first public announcement by the Company in a press release expressly referring to the Plan indicating that a person has become an Acquiring Person (as such term is defined below).

•	"Tender Offer Date" means the date of the commencement of a tender or exchange offer by any person if, upon consummation thereof, such person would or could be an Acquiring Person.

Definition of Acquiring Person	For purposes of the Plan, "Acquiring Person" means any person who or which, together with its affiliates, beneficially owns 4.99% or more of the Common Stock, other than the following:

•	the U.S. government;

•	the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company;

•	any person who or which, together with its affiliates, was the beneficial owner of 4.99% or more of the Common Stock on the Record Date1;

•	any person who or which would beneficially own 4.99% or more of shares of Common Stock as a result of a reduction in outstanding Common Stock by the Company;

•	any person that has become a 4.99% holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company's utilization of the Tax Benefits1; and

•
any person who or which would be the beneficial owner of 4.99% or more of the Common Stock as a result of certain acquisitions or other transactions approved in advance by the Board, as set forth in more detail in the Plan.1

Exercise of Rights After Distribution	On and after the Distribution Date, each Right will initially entitle the holder to purchase 1/1000 of a share of Preferred Stock for $20.00.

The Preferred Stock has been established so that each 1/1000 of a share of Preferred Stock has economic and voting terms similar to those of one whole share of Common Stock. Specifically:

•	The preferred shares would participate in any dividends on the Common Stock. Each 1/1000 of a share of Preferred Stock would be entitled to the same dividend as one share of Common Stock.

•	The preferred shares would vote with the Common Stock. Each 1/1000 of a share of Preferred Stock would be entitled to one vote.

•	The liquidation preference and merger consideration for each 1/1000 of a share of Preferred Stock would equal the same liquidation preference and merger consideration per one share of Common Stock.

1 However, any such person will be deemed an Acquiring Person if such person later becomes the beneficial owner of any additional shares of Common Stock, unless the acquisition of the additional shares is solely as a result of a reduction in outstanding Common Stock by the Company.

Purchase of Securities at a Discount
Following a Shares Acquisition Date, each Right will automatically represent a right to buy securities of the Company at a discount of 50% to the current market price of the Common Stock.  However, the Rights owned by the Acquiring Person or its transferees would automatically be void.  As a result, the Acquiring Person would be so severely diluted that it would not have an incentive to purchase and trigger such Rights.

Exchange of Rights for Securities
At any time after the Shares Acquisition Date, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights for Preferred Stock or Common Stock at a specified exchange ratio.  This provision provides a cashless way for the Company to realize the benefits of the Plan.

Redemption	The Board may, at its option, redeem all of the then outstanding Rights at a redemption price of $0.001 per Right at any time prior to a Shares Acquisition Date.

Amendments
The Company may from time to time before the Shares Acquisition Date supplement or amend the Plan without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Stock).

After the Shares Acquisition Date, the Plan cannot be amended in any manner which would adversely affect the interests of the holders of Rights.

Expiration
The Rights will expire on the earlier of (1) the close of business on November 15, 2016, (2) the time at which all Rights are redeemed, (3) the time at which all Rights are exchanged, (4) such date as the Board determines that the Plan is no longer necessary for the preservation of the Tax Benefits, and (5) such date prior to a Shares Acquisition Date as the Board determines that the Plan is no longer in the best interests of the Company and its shareholders.

Federal Income Tax Consequences
Adoption of the Plan is not a taxable event for the Company or its shareholders under the federal income tax laws.  Once the Rights become exercisable and are separated from the Common Stock, (1) each Right will be a capital asset in the hands of most shareholders, the tax basis of which will either be zero or an allocable part of the tax basis of the Common Stock, and (2) the holding period of each Right will include the holding period of the Common Stock pursuant to which the Right was issued.  The redemption of the Rights for cash and, most likely, the acquisition of the Rights by another company for stock would each be taxable events.

This summary of the primary provisions of the Plan is qualified in its entirety by the actual provisions of the Plan.